CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-130203 and 333-130204) of Kearny Financial Corp. (the "Company") of our reports dated September 1, 2006, relating to the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting, which appear in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.



                                        /s/Beard Miller Company LLP

Beard Miller Company LLP
Pine Brook, New Jersey
September 13, 2006